Exhibit 99.1

Nuvve Provides Second Quarter 2024
Financial Update
Investor Conference Call to be Held Today at 5:00 PM Eastern Time (2:00 PM PT)

SAN DIEGO, August 13, 2024 /PRNewswire/— Nuvve Holding Corp. (“Nuvve”, “we”, the “Company”) (Nasdaq: NVVE), a green energy technology company that provides a globally-available, commercial vehicle-to-grid (V2G) technology platform that enables electric vehicle (EV) batteries to store and resell unused energy back to the local electric grid and provides other grid services, today provided a second quarter 2024 update.
 Second Quarter Highlights and Recent Developments

•Partnered with Great Power, combining Nuvve’s V2G technology with advanced batteries for more efficient, affordable EVs and part of the V2G Hub solution
•Held ground breaking event on the turnkey fleet electrification program for Fresno EOC’s $16M 50-shuttle fleet project
•Completed installation and commissioning of Nuvve AC and DC chargers at Chinle Unified School District (USD) in California, making Chinle the first and largest school district in the Navajo Nation to go electric
•Increased megawatts under management by 8.0% to 27.1 megawatts as of June 30, 2024 from 25.1 megawatts on December 31, 2023
•Reduced operating expenses excluding cost of sales in second quarter 2024 to $6.0 million compared to $8.5 million in second quarter 2023
•Cash and cash equivalents of $1.4 million as of June 30, 2024
Management Discussion

Gregory Poilasne, Chief Executive Officer of Nuvve, said, “The second quarter was busy time of year for tradeshows and conferences where Nuvve had a presence at ACT Expo, STN East, STN West, NSTA, and several state conferences. At these conferences we highlighted how our solutions, which are managed through our proprietary GIVeTM bidirectional, smart-charging software platform can positively impact their total cost of ownership (TCO) model. This timing was critical as many school bus fleet operators are starting to make infrastructure decisions after winning their grant awards from the EPAs Clean School Bus Program. We were pleased with the success of the ground breaking event held with the Board of the Fresno Economic Opportunities Commission executive team on our turnkey fleet electrification program for their 50-shuttle fleet that occurred in July. This solution will include 50 electric Class-A shuttles, a 2.5-megawatt on-site solar generation system, a battery storage system, DC fast chargers, and our GIVeTM software platform and V2G technology. We also announced our partnership with Great Power, where we will combine their industry-leading advanced batteries with our V2G solutions, helping power similar projects as the one in Fresno, California. Finally, we completed the installation and commissioning of Nuvve AC and DC chargers at Chinle Unified School District (USD) in California, now the first and largest school district in the Navajo Nation to go electric and Nuvve is proud to be along with them on this journey.”

2024 Second Quarter Financial Review

Total revenue was $0.80 million for the three months ended June 30, 2024, compared to $2.12 million for the three months ended June 30, 2023, a decrease of $1.32 million, or 62.2%. The decrease was primarily attributable to a $1.18 million decrease in products revenue and $0.2 million decrease in services revenue due to lower customers sales orders and shipments, partially offset by an increase in grants of $0.06 million. Products and services revenue for the three months ended June 30, 2024, consisted of DC and AC Chargers of $0.37 million, grid services revenue of $0.12 million, and engineering services of $0.19 million.
Cost of products and services revenue for the three months ended June 30, 2024, decreased by $1.3 million to $0.6 million, or 69.1% compared to $2.0 million for the three months ended June 30, 2023 due to lower customers sales orders and shipments. Products and services margin increased by 5.4% to 10.1% for the three months ended June 30, 2024, compared to 4.8% in the same prior year period. Margin benefited from a lower mix of hardware charging stations’ sales and a higher mix of engineering services in the current quarter compared with the second quarter of 2023.
Selling, general and administrative expenses consist of selling, marketing, advertising, payroll, administrative, legal, finance, and professional expenses. Selling, general and administrative expenses were $4.5 million for the three months ended June 30, 2024, as compared to $6.1 million for the three months ended June 30, 2023, a decrease of $1.7 million, or 26.4%.
The decrease during the three months ended June 30, 2024 was primarily attributable to decreases in compensation expenses of $0.4 million, including share-based compensation, decreases in public company related costs of $0.3 million, decreases in subcontractor and outside services expenses of $0.4 million, decreases in travel and marketing/promotions related expenses of $0.4 million, and decreases in bad debt expenses of $0.1 million. Expenses resulting from the consolidation of Levo's activities during the three months ended June 30, 2024, accounted for $0.1 million of the decrease in selling, general and administrative expenses.
Research and development expenses decreased by $0.9 million, or 38.3%, from $2.4 million for the three months ended June 30, 2023 to $1.5 million for the three months ended June 30, 2024. The decrease during the three and six months ended June 30, 2024 was primarily attributable to decreases in compensation expenses and subcontractor expenses used to advance our platform functionality and integration with more vehicles.
Other income, net consists primarily of interest expense, change in fair value of warrants liability and derivative liability, and other income (expense). Other income, net increased by $1.5 million from $0.3 million of other income for the three months ended June 30, 2023, to $1.8 million in other income for the three months ended June 30, 2024. The increase during the three months ended June 30, 2024 was primarily attributable to the change in fair value of the warrants liability and sublease income related to the subleasing of part of our main office space.
Net loss decreased by $4.0 million, or 50.5%, from $8.0 million for the three months ended June 30, 2023, to $3.9 million for the three months ended June 30, 2024. The decrease in net loss was primarily due to an increase in other income of $1.5 million, and a decrease in operating expenses of $3.9 million, which includes a decrease in cost of product and services of $1.3 million, and a decrease in revenue of $1.3 million, for the above aforementioned reasons.
Net Income (Loss) Attributable to Non-Controlling Interest
Net loss attributable to non-controlling interest was $0.01 million for the three months ended June 30, 2024 compared to net income attributable to non-controlling interest of $0.01 million for the three months ended June 30, 2023.
Net income (loss) is allocated to non-controlling interests in proportion to the relative ownership interests of the holders of non-controlling interests in Levo, an entity formed by us with Stonepeak and Evolve. We own 51% of Levo's common units and Stonepeak and Evolve own 49% of Levo's common units. We have determined that Levo is a variable interest entity (“VIE”) in which we are the primary beneficiary. Accordingly, we consolidated Levo and recorded a non-controlling interest for the share of Levo owned by Stonepeak and Evolve during the three months ended June 30, 2024.

Megawatts Under Management

Megawatts under management refers to the potential available charging capacity Nuvve is currently managing around the world.

Conference Call Details
The Company will hold a conference call to review its financial results for the second quarter of 2024, along with other Company developments, at 5:00 PM Eastern Time (2:00 PM PT) today, Tuesday, August 13, 2024.
To participate, please register for and listen via a live webcast, which is available in the ‘Events’ section under the ‘News & Events’ tab of Nuvve’s investor relations website at https://investors.nuvve.com/. In addition, a replay of the call will be made available for future access.
About Nuvve Holding Corp.
Nuvve Holding Corp. (Nasdaq: NVVE) is leading the electrification of the planet, beginning with transportation, through its intelligent energy platform. Combining the world’s most advanced vehicle-to-grid (V2G) technology and an ecosystem of electrification partners, Nuvve dynamically manages power among electric vehicle (EV) batteries and the grid to deliver new value to EV owners, accelerate the adoption of EVs, and support the world’s transition to clean energy. By transforming EVs into mobile energy storage assets and networking battery capacity to support shifting energy needs, Nuvve is making the grid more resilient, enhancing sustainable transportation, and supporting energy equity in an electrified world. Since its founding in 2010, Nuvve has successfully deployed V2G on five continents and offers turnkey electrification solutions for fleets of all types. Nuvve is headquartered in San Diego, California, and can be found online at nuvve.com.

Nuvve and associated logos are among the trademarks of Nuvve and/or its affiliates in the United States, certain other countries and/or the European Union. Any other trademarks or trade names mentioned are the property of their respective owners.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements or forward-looking information within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terms such as "may," "will," "expects," "believes," "aims," "anticipates," "plans," "looking forward to," "estimates," "projects," "assumes," "guides," "targets," "forecasts," "continue," "seeks" or the negatives of such terms or other variations on such terms or comparable terminology, although not all forward-looking statements contain such identifying words. Forward-looking statements include, but are not limited to, statements concerning Nuvve’s expectations, plans, intentions, strategies, prospects, business plans, product and service offerings, new deployments, potential project successes, expected timing of recently announced projects, anticipated growth of various business areas and other statements that are not historical facts. Nuvve cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Nuvve. Such statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties that could cause actual outcomes and results to differ materially. Some of these risks and uncertainties can be found in Nuvve’s most recent Annual Report on Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission (SEC). Copies of these filings are available online at www.sec.gov, https://investors.nuvve.com or on request from Nuvve. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Nuvve’s filings with the SEC. Such forward-looking statements speak only as of the date made, and Nuvve disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers of this press release are cautioned not to place undue reliance on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this press release.
Nuvve Investor Contact
investorrelations@nuvve.com
+1 (619) 483-3448

Nuvve Press Contacts
press@nuvve.com
+1 (619) 483-3448

FINANCIAL TABLES FOLLOW
 NUVVE HOLDING CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS(Unaudited)

	June 30, 2024	December 31, 2023
Assets
Current assets
Cash	$1,431,414	$1,534,660
Restricted cash	480,000	480,000
Accounts receivable, net	516,193	1,724,899
Inventories	6,044,136	5,889,453
Prepaid expenses	789,112	994,719
Deferred costs	1,394,824	1,667,602
Other current assets	633,565	751,412
Total current assets	11,289,244	13,042,745
Property and equipment, net	709,916	766,264
Intangible assets, net	1,132,484	1,202,203
Investment in equity securities	670,951	670,951
Investment in leases	106,916	112,255
Right-of-use operating lease assets	4,593,229	4,839,526
Financing receivables	—	288,872
Security deposit, long-term	24,285	27,690
Total assets	$18,527,025	$20,950,506

Liabilities and Equity
Current liabilities
Accounts payable	$1,869,527	$1,694,325
Due to customers	—	—
Accrued expenses	4,920,770	4,632,101
Deferred revenue	1,069,978	1,030,056
Operating lease liabilities - current	848,497	856,250
Other liabilities	7,170	105,141
Total current liabilities	8,715,942	8,317,873

Operating lease liabilities - noncurrent	4,413,069	4,646,383
Warrants liability	1,484,504	4,621
Derivative liability - non-controlling redeemable preferred shares	313,354	309,728
Other long-term liabilities	867,404	681,438
Total liabilities	15,794,273	13,960,043

Commitments and Contingencies
Mezzanine equity
Redeemable non-controlling interests, preferred shares, zero par value, 1,000,000 shares authorized, 3,138 shares issued and outstanding at June 30, 2024 and December 31, 2023; aggregate liquidation preference of $3,901,709 and $3,750,201 at June 30, 2024 and December 31, 2023, respectively	4,516,561	4,193,629
Class D Incentive units, zero par value, 1,000,000 units authorized; 50,000 units issued and outstanding at June 30, 2024 and December 31, 2023, respectively	278,681	216,229
Stockholders’ equity
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; zero shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	—	—
Common stock, $0.0001 par value, 100,000,000 shares authorized; 6,527,227 and 1,246,589 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	6,403	5,927
Additional paid-in capital	162,146,327	155,615,962
Accumulated other comprehensive income	71,932	93,676
Accumulated deficit	(158,894,045)	(148,240,859)
Nuvve Holding Corp. Stockholders’ Equity	3,330,617	7,474,706
Non-controlling interests	(5,393,107)	(4,894,101)
Total stockholders’ (deficit) equity	(2,062,490)	2,580,605
Total Equity	2,732,752	6,990,463
Total Liabilities and Equity	$18,527,025	$20,950,506

  NUVVE HOLDING CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue
Products	$369,192	$1,546,723	$845,661	$2,975,609
Services	301,567	502,286	521,438	853,785
Grants	131,421	71,118	214,837	145,519
Total revenue	802,180	2,120,127	1,581,936	3,974,913
Operating expenses
Cost of products	256,902	1,311,268	593,574	2,679,841
Cost of services	345,813	639,848	518,585	732,179
Selling, general, and administrative	4,489,772	6,097,336	10,417,882	12,269,360
Research and development	1,473,567	2,387,215	3,063,144	4,487,303
Total operating expenses	6,566,054	10,435,667	14,593,185	20,168,683

Operating loss	(5,763,874)	(8,315,540)	(13,011,249)	(16,193,770)
Other income (expense)
Interest income, net	10,736	20,644	19,748	88,981
Change in fair value of warrants liability	1,584,772	143,794	2,312,434	(69,964)
Change in fair value of derivative liability	7,907	83,059	(3,626)	6,219
Other, net	211,444	83,946	4,941	524,332
Total other income, net	1,814,859	331,443	2,333,497	549,568
Loss before taxes	(3,949,015)	(7,984,097)	(10,677,752)	(15,644,202)
Income tax expense	—	—	—	—
Net loss	$(3,949,015)	$(7,984,097)	$(10,677,752)	$(15,644,202)
Less: Net (loss) income attributable to non-controlling interests	(10,268)	8,466	(24,566)	14,754
Net loss attributable to Nuvve Holding Corp.	$(3,938,747)	$(7,992,563)	$(10,653,186)	$(15,658,956)
Less: Preferred dividends on redeemable non-controlling interests	76,504	70,678	151,508	139,970
Less: Accretion on redeemable non-controlling interests preferred shares	161,466	161,466	322,932	322,932
Net loss attributable to Nuvve Holding Corp. common stockholders	$(4,176,717)	$(8,224,707)	$(11,127,626)	$(16,121,858)

Net loss per share attributable to Nuvve Holding Corp. common stockholders, basic and diluted	$(0.67)	$(11.86)	$(2.15)	$(24.68)

Weighted-average shares used in computing net loss per share attributable to Nuvve Holding Corp. common stockholders, basic and diluted	6,230,284	693,353	5,172,358	653,245

  NUVVE HOLDING CORP AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(Unaudited)

	Three Months Ended June 30,
	2024	2023
Net loss	$(3,949,015)	$(7,984,097)
Other comprehensive (loss) income, net of taxes
Foreign currency translation adjustments, net of taxes	$(8,093)	$1,299
Total comprehensive loss	$(3,957,108)	$(7,982,798)
Less: Comprehensive income (loss) attributable to non-controlling interests	$(10,268)	$8,466
Comprehensive loss attributable to Nuvve Holding Corp.	$(3,946,840)	$(7,991,264)
Less: Preferred dividends on redeemable non-controlling interests	$(76,504)	$(70,678)
Less: Accretion on redeemable non-controlling interests preferred shares	(161,466)	(161,466)
Comprehensive loss attributable to Nuvve Holding Corp. common stockholders	$(3,708,870)	$(7,759,120)

  NUVVE HOLDING CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
	2024	2023
Operating activities
Net loss	$(10,677,752)	$(15,644,202)
Adjustments to reconcile to net loss to net cash used in operating activities
Depreciation and amortization	179,170	156,290
Stock-based compensation	1,390,808	2,069,227
Change in fair value of warrants liability	(2,312,434)	69,964
Change in fair value of derivative liability	3,626	(6,219)
Warrants issuance costs	305,065	—
Gains from sale of investments in equity securities	—	(325,155)
Noncash lease expense	252,997	233,730
Change in operating assets and liabilities
Accounts receivable	1,208,706	(903,652)
Inventory	(154,683)	2,612,535
Prepaid expenses and other assets	921,517	249,728
Accounts payable	175,202	(1,595,737)
Due to customers	—	2,980,318
Accrued expenses and other liabilities	(74,049)	1,195,845
Deferred revenue	45,261	(140,783)
Net cash used in operating activities	(8,736,566)	(9,048,111)
Investing activities
Purchase of property and equipment	(53,103)	(101,775)
Proceeds from sale of investments in equity securities	—	1,325,155
Net cash (used) provided in investing activities	(53,103)	1,223,380
Financing activities
Proceeds from exercise of warrants	172,997	—
Proceeds from Direct Offering of common stock, net of issuance costs	—	2,347,192
Proceeds from common stock offering, net of issuance costs	8,516,741	781,624
Payment of finance lease obligations	(5,477)	(4,480)
Net cash provided in financing activities	8,684,261	3,124,336
Effect of exchange rate on cash	2,162	5,503
Net decrease in cash and restricted cash	(103,246)	(4,694,892)
Cash and restricted cash at beginning of year	2,014,660	16,233,896
Cash and restricted cash at end of period	$1,911,414	$11,539,004